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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2007

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 (Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada

 33-23473

11-2917728

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                        (State or other jurisdiction           (Commission File Number)     (IRS Employer ID No.)

                              of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-777-7777

NA

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 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the

Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01     Other Events

On May 16, 2007, Cordia Corporation (“Cordia”) Cordia held a conference call, the topic of which was its quarter ended March 31, 2007 results.  The conference call contained reference to Cordia’s EBITDA for that period.

Consistent with Securities and Exchange Commission's Regulation G, the following table provides a reconciliation of Cordia's EBITDA for the periods ended March 31, 2007 and 2006, to the Generally Accepted Accounting Principles (GAAP) measure of net income. EBITDA is not a measure under GAAP, is not meant to be a replacement for GAAP and should not be considered as an alternative to net income as a measure of performance or to cash flows as a measure of liquidity. We have included EBITDA data to assist in understanding our operating results. EBITDA is a measure commonly used in the telecommunications industry, and many securities analysts use EBITDA as a way of evaluating our financial performance.

	For the Year Quarter Ended
	March 31

	2007	2006
Reconciliation of EBITDA with net (loss) income

Net income (loss)	$ (640,904)	$ 103,009

Depreciation and amortization	250,098	187,976

Net interest (income) expense	(23,789)	(2,294)

Income tax expense (benefit)	-	142,003

Minority interest	(2,745)	-

EBITDA	$ (417,340)	$ 430,694

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                                       Cordia Corporation

                                                                                                                        By: /s/ Joel Dupré

Date: May 16, 2007                                                                                        Joel Dupré, Chief Executive Officer,

                                                                                                                         Duly Authorized Officer